UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
[ ]	Preliminary information statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive information statement

GLOBAL MUSIC INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.
(3)	Filing Party:
(4)	Date Filed:

GLOBAL MUSIC INTERNATIONAL, INC.
30 Grassy Plain Street, Suite 7
Bethel, Connecticut 06801

INFORMATION STATEMENT NOTICE

April 16, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholders:

We have obtained written consents of certain of our stockholders of record as of March 23, 2007 to approve the election of new directors and ratify the appointment of James Fallacaro, Christopher Mauritz, Ji Shen and David Allen, as more fully set forth in the enclosed Information Statement.

Pursuant to Florida Business Corporations Act, you are hereby being provided with notice of the approval of these actions by less than unanimous written consent of our stockholders. This Information Statement is furnished solely for the purpose of informing the stockholders in the manner required under the Securities Exchange Act of 1934, as amended, of this corporate action before it takes effect. As required by Rule 14c-2(b), the actions described in this Information Statement will become effective on the 21st calendar day following the date of this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended

By Order of the Board of Directors

/s/ Corinne Fallacaro
--------------------------------
Corinne Fallacaro
President and CEO

INFORMATION STATEMENT

This Information Statement is being furnished on or about April 16, 2007 by Corinne Fallacaro, who is the majority shareholder, President, CEO and Director, and Christopher Mauritz who is Chief Technology Officer (CTO), Vice President, Secretary and Director of Global Music International, Inc. (the “Company”), a Florida corporation, to record holders of common stock as of the record date March 23, 2007 (the “Record Date”) in connection with a written consent from the holders of the majority of common stock of the Company in lieu of holding a meeting.

Corinne Fallacaro was the majority shareholder and President of the Company prior to the Shareholders Consents. As a majority shareholder, Ms. Fallacaro along with the Company’s CTO, Vice President and Secretary, Christopher Mauritz, elected to take the following actions:

1. Elect James Fallacaro as Chairman of the Board of Directors, Chief Executive Officer and President

2. Elect Corinne Fallacaro as Secretary, Treasurer and Director and accept the resignation of Corinne Fallacaro from the positions of CEO and President;

3. Ratify the appointment of Christopher Mauritz as Executive Vice President

4. Ratify the appointment of Ji Shen as Vice President of China Operations and Director

5. Ratify the appointment of David Allen as Chief Financial Officer.

Biographies:

James Fallacaro - Chairman of the Board, CEO and President.
Mr. Fallacaro, age 60, is a co-founder of the Company and has been involved as a business and creative advisor since its inception in 2004. Additionally, he co-founded Independent Music Network (IMN) where he was also the CEO, President and Chairman of the Board. In 1997, he created (IMN) as a music video content provider and launched IMNTV.COM. In April 2000, he simultaneously launched IMNTV on five of the largest cable markets in the U.S. In November 2003, IMN entered into the first cellular contract to broadcast music video content with MobiTV and Sprint. Prior to IMN, Mr. Fallacaro founded and served as President of CJS Holdings, Inc., a private investment corporation and a global technology licensing company. Prior to CJS, he served as President and Vice President of Real Estate Financial Investment Corp. from 1985 - 1987, which is in the business of acquiring, syndicating and operating real estate property. From 1983 to 1985, Mr. Fallacaro was co-founder of American Diversified Investors, Inc., a holding company which owned Diversified Equities, Inc, a registered broker dealer, and Diversified Resources Group which was engaged in the business of acquiring, syndicating and managing real estate. From 1979 to 1983, Mr. Fallacaro was President of Valkyerie Technology Group, a firm engaged in licensing of foreign and domestic technology.

Christopher Mauritz - Executive Vice President, Chief Technology Officer and Director.
Mr. Mauritz, age 40, prior to joining the Company, served from 2000 to 2004 as the chief IT officer of Independent Music Network and from 2000 to 2001, he was Chief Technology Officer. From June 1999 through February 2000, he served as the Chief Operating and Chief Technology Officer of Oven Digital, Inc. where he was responsible for the global expansion, infrastructure development, and the development of strategic corporate and sales relationships. From July 1998 through March 1999, Mr. Mauritz was the National Director for system administration and network engineering of Rare Medium Inc. (NASDAQ: RRRR). At Rare Medium, he was responsible for the evaluation of acquisition targets, the design and implementation of a nationwide intra-network and the design and implementation of the company’s’ and clients’ Internet server farms. From November 1997 through February 2000, he was a Network Engineer and member of the Board of Advisors for Net Exchange, Inc. where he was responsible for contributions to the architectural development of Net Exchange’s product, and the design and implementation of the company’s network. From June 1997 through June 1998, Mr. Mauritz was Network Engineer and Technical Sales Consultant at New York Net, Inc. (acquired by Verio, NASDAQ: VRIO) where he was responsible for assisting in the maintenance of a large regional network with multiple T3 backbone connections serving hundreds of leased line customers. From May 1996 through June 1997, he was Director of Marketing and Director of Internet Operations at IBS Interactive, Inc. (NASDAQ: IBSX) where he marketed leased line services, co-location, and web hosting services to corporate clients, oversaw Unix system design, administration, network design, and network security. From 1992 through 1997, Mr. Mauritz was the Founder and Chief Executive Officer of Mordor International, an early public access Internet provider in the New York metropolitan area. Mordor International was involved in the design and implementation of robust server farms and networks as well as consumer and corporate online access. Mr. Mauritz sold Mordor International to IBS Interactive (NASDAQ: IBSX) in May 1996. From November 1989 through May 1995, he held various positions in the Latin American Finance Group of The Long-Term Credit Bank of Japan, Ltd. where he was responsible for analyzing Latin American corporate finance transactions, debt restructuring, and loan portfolio management.

Ji Shen - Vice President of China Operations and Director.
Prior to joining IMNTV, Mr. Shen, age 39, was General Manager for Greater China with RealNetworks Inc., where he successfully developed both the software system licensing and digital media consumer services in China. He was responsible for establishing strategic relationships with all 4 Chinese telecom carriers and leading Chinese and global telecom equipment suppliers. From December 2000 to August 2002, he served as General Manager for DRM and Secure Digital Media Group, Seattle, WA, RealNetworks Inc. where he managed a team of product marketing managers, business development professionals, and software developers to develop RealNetworks’ secure media DRM solution. From May 1998 to December 2000, he was Founder, Chairman and CEO of AegiSoft Corp., one of the pioneering companies in the field of Digital Rights Management (DRM) for Internet media. The key DRM technology is now built into every copy of the most popular media player, RealOne Player, with over 300 million registered users. His prior experience includes Chief System Architect for WinStar Communications; Associate Director for Commercial Software Development, Ernst&Young LLP; Principal, American Management Systems and Research Assistant for the Center for Computational Statistics, George Mason University

David Richard Allen, CPA - Chief Financial Officer. Mr. Allen, age 52, is a seasoned CEO with leadership experience in corporate strategy, business analysis and planning; international consolidation, reporting and audit; acquisitions and divestitures; banking; legal; contracts; insurance; IS and staff management. Since February 2004, his consulting practice has specialized in corporate reorganizations and compliance matters. From 1999 to 2004, he served as CFO for Millbrook Press, Inc. and in 2001 was elected to President and CEO. Millbrook Press is a publisher of children’s books for the school library and trade markets achieving maximum sales of $21 million and staff of 67 publishing under four imprints. Millbrook’s stock trades on the public market and is responsible for full reporting to the SEC. His responsibilities included financial operations, including financial reporting to the SEC; monthly presentations to the Board of Directors, establishing budgets and margin targets and reporting against actual activity; managed in-house sales force and two separate outside commission sales groups; all aspects of royalty reporting including sales, special sales and subsidiary rights; oversight of production and editorial planning; planned and managed transfer of in-house order entry, credit and collection, and customer service operations to Simon and Schuster; managed investment in new imprint and began implementation of overhead and investment spending savings in recognition of weak school and library marketplace. From 1996 to 1999, he served as Vice President of Finance and Administration for JDM, Inc., which is a business development and consulting company for clients entering the direct marketing continuity business. The company also markets its own continuity collectible clubs under the trade name Bronson Collectibles. From 1985 to 1996, he served as Vice President and Director of DeAgostini USA Inc. a U.S. holding company for North American operations of an international direct marketing company owned by the DeAgostini Group, Italy.

Corinne Fallacaro - Secretary, Treasurer and Director. Ms. Fallacaro, age 49, co-founded Global Music International and served as its’ President since inception. She has also served as Vice-President of Independent Music Network, Inc. since 1997 and has overseen the format of all the programming content. She was also Vice President of CJS Holding, Inc., a private technology licensing company since 1991.

SECURITIES OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, there were 22,147,000 shares of Common Stock issued and outstanding. The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by: (i) those persons known by the Company to be owners of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.

		Common Stock
Name and Address		Beneficially Owned
of Beneficial Owner	Number	Percent

Corinne Fallacaro (1)	16,929,700	76.4%
30 Grassy Plain Street, Suite 7, Bethel, CT 06801

Christopher Mauritz	2,292,500	10.4%
30 Grassy Plain Street, Suite 7, Bethel, CT 06801

James Fallacaro (1)	0	0%
30 Grassy Plain Street, Suite 7, Bethel, CT 06801

Ji Shen	100,000.5%
30 Grassy Plain Street, Suite 7, Bethel, CT 06801

David R. Allen	0	0%
40 Edinburgh Lane, Madison, CT 06443

Officers and Directors as a group (5)	19,322,200	87.4%

_________________
(1) Corinne Fallacaro and James Fallacaro are husband and wife.

HISTORY OF GLOBAL MUSIC INTERNATIONAL, INC.

The Company was formed July 1, 2004 and is an established content aggregator delivering music videos and music tones to the telecom industry including mobile handsets and the Internet. The Company has established a partnership with China Unicom Newspace, a wholly owned subsidiary of China Unicom, to begin broadcasting its collection of music videos from both Chinese and Western musicians on the cellular network of China Unicom, the third largest mobile carrier in the world.

Having established a new model for digital music consumption, the Company intends to enhance the mobile experience for consumers through its developed delivery platform. With its strong China relationships, the Company will offer music videos and music tones from an extensive library of unique and innovative content. In the U.S., the Company broadcasts its content wirelessly on the Sprint Nextel mobile network via Real/Network’s Rhapsody Radio™ service.

The Company and SONY BMG Music Entertainment announced on April 4, 2007 that they had entered into a content licensing agreement whereby Global Music International gains access to SONY BMG’s extensive library of music video and audio content, including ring tones and ring back tones, for broadcast to the Chinese mobile marketplace. With the addition of new SONY BMG content, the Company can enhance the mobile music experience to the Chinese market by adding new Chinese as well as western music videos, ring tones and ring back tones to its current collection of independent music content.

WHERE YOU CAN FIND MORE INFORMATION

The Company files Annual Reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows the Company to “incorporate by reference” information into this Information Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Our Report on Form 10-KSB for the year ended December 31, 2005 and all other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this Information Statement and are deemed to be a part of this Information Statement, except for any information superseded by information contained directly in this Information Statement. A copy of this Information Statement is being mailed to the Company’s stockholders.

Our stockholders may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone by writing to: James Fallacaro, President, Global Music International, Inc., 30 Grassy Plain Street, Suite 7, Bethel, CT 06801 (203) 703-0888.

You should rely only on the information contained in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of the Information Statement to stockholders shall not create any implication to the contrary.